UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 1, 2016
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, effective November 1, 2013, SAExploration Holdings, Inc. (the “Company”) established a non-employee director share incentive plan entitled the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan, which was amended effective November 3, 2016 to increase the number of shares of the Company’s common stock, $0.0001 par value per share, available for issuance under the plan from 2,962 shares (after taking into account the 135-for-1 reverse stock split of the Company’s common stock effected on July 27, 2016) to 400,000 shares (as amended, the “Plan”). The Plan provides for discretionary grants of awards of common stock to the Company’s independent non-employee directors, as determined by the Company’s board of directors from time to time.

Pursuant to the director compensation policy adopted by the Board of Directors of the Company on August 3, 2016, each non-employee director is entitled to be paid annually on December 1 compensation in the form of a grant of a number of shares of the Company’s common stock equal to $50,000 divided by the average of the last sale prices of the Company’s common stock for three consecutive trading days after the third quarter earnings release date, and such shares will be vested upon issuance. The directors designated for nomination to the Company’s Board of Directors by Whitebox Advisors LLC and BlueMountain Capital Management, LLC may make an election by the annual meeting date each year to receive the stock compensation described above in all cash rather than stock. Accordingly, on December 1, 2016, the Company entered into Stock Award Agreements with L. Melvin Cooper and Gary Dalton and issued shares under the Plan to each of them as set forth in the table below.

Name	Total Fair Market Value of Award	Fair Market Value per Share(1)	Total Number of Award Shares Granted(2)(3)
L. Melvin Cooper	$50,000	$6.66	7,508
Gary Dalton	$50,000	$6.66	7,508
Total	$100,000		15,016
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(1) The average of the last sale prices of the Company’s common stock for three consecutive trading days after November 3, 2016, the Company’s third quarter 2016 earnings release date.
(2) Fractional shares were rounded up to the nearest whole share.
(3) The shares vested in one installment as of the date of grant.

Michael Kass, the director designated for nomination to the Company’s Board of Directors by BlueMountain Capital Management, LLC, elected to receive the compensation described above in all cash rather than stock. Jacob Mercer, the director designated for nomination to the Company’s Board of Directors by Whitebox Advisors LLC, elected not to receive the compensation described above for 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 7, 2016            SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary